Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

February 2011 Performance Update

The Frontier Fund Supplement Dated February 28, 2011 to the Prospectus Dated April 30, 2010 and the Supplement to the Prospectus Dated January 28, 2011.

The Frontier Fund Class 1 Original

T H E     F RO N T I E R     F U N D’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

February performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	February 28, 2011	February 28, 2011	NAV /Unit
	MTD	YTD
Balanced Series-1	0.21%	4.35%	$137.68
Balanced Series-1a	0.10%	4.16%	$121.20
Campbell/Graham/Tiverton Series-1	2.34%	3.29%	$114.09
Currency Series-1	-1.96%	-3.23%	$76.53
Long/Short Commodity Series-1	3.35%	10.68%	$146.91
Winton/Graham Series-1	2.17%	1.71%	$121.88
Winton Series-1	1.67%	1.50%	$137.07
Long Only Commodity Series-1	1.97%	3.47%	$97.37
Managed Futures Index Series-1	1.45%	-0.03%	$117.93

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of February 28, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$9,762,775.22
Unrealized trading gain/(loss)			(7,490,003.76)
Less: commissions			(308,190.71)
Less: FCM fees			(102,310.65)
Foreign currency gain/(loss)			(109,132.10)
Interest income			(1,753.64)

Total Income			1,751,384.36

EXPENSES

Management fees			152,334.88
Incentive fees			267,064.92
Broker service fees			689,767.61

Total Expenses			1,109,167.41

Net Income (Loss)			$642,216.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,169,758.99763	$298,122,884.54	137.40
Current month additions	517.69900	72,008.44
Current month redemptions	(21,967.35180)	(3,050,539.60)
Net Income (loss) for current month		642,216.95

Net Asset Value, end of current month	2,148,309.34483	$295,786,570.33	137.68

	Monthly rate of return		0.21%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$164,211.88
Unrealized trading gain/(loss)			(121,906.07)
Less: commissions			(5,315.07)
Less: FCM fees			(1,760.47)
Foreign currency gain/(loss)			(1,879.83)
Interest income			2,646.05

Total Income			35,996.49

EXPENSES

Trading Fee			8,087.23
Management fees			2,627.08
Incentive fees			5,347.18
Broker service fees			11,869.04

Total Expenses			27,930.53

Net Income (Loss)			$8,065.96

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	43,510.11318	$5,268,183.31	121.08
Current month additions	6.04818	741.08
Current month redemptions	(1,796.64071)	(220,524.35)
Net Income (loss) for current month		8,065.96

Net Asset Value, end of current month	41,719.52065	$5,056,466.00	121.20

	Monthly rate of return		0.10%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,110,072.65
Unrealized trading gain/(loss)			(160,812.90)
Less: commissions			(73,825.70)
Less: FCM fees			(23,784.49)
Foreign currency gain/(loss)			8,705.86
Interest income			(607.01)

Total Income			1,859,748.41

EXPENSES

Management fees			184,122.16
Incentive fees			83,407.28
Broker service fees			144,029.77

Total Expenses			411,559.21

Net Income (Loss)			$1,448,189.20

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	555,702.45271	$61,950,311.07	111.48
Current month additions	84.42952	9,532.51
Current month redemptions	(5,172.25558)	(586,550.30)
Net Income (loss) for current month		1,448,189.20

Net Asset Value, end of current month	550,614.62665	$62,821,482.48	114.09

	Monthly rate of return		2.34%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(26,416.90)
Unrealized trading gain/(loss)			(76,173.46)
Less: FCM fees			(2,293.49)
Interest income			2,632.18

Total Income			(102,251.67)

EXPENSES

Management fees			3,892.53
Incentive fees			—
Broker service fees			13,995.62

Total Expenses			17,888.15

Net Income (Loss)			$(120,139.82)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	79,371.05819	$6,195,578.42	78.06
Current month additions	67.40769	5,220.36
Current month redemptions	(1,575.71888)	(121,814.01)
Net Income (loss) for current month		(120,139.82)

Net Asset Value, end of current month	77,862.74700	$5,958,844.95	76.53

	Monthly rate of return		-1.96%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,445,280.27
Unrealized trading gain/(loss)			42,592.27
Less: commissions			(22,390.23)
Less: FCM fees			(12,576.79)
Foreign currency gain/(loss)			(729.62)
Interest income			39,516.05

Total Income			1,491,691.95

EXPENSES

Management fees			123,305.09
Incentive fees			194,353.47
Broker service fees			76,123.03

Total Expenses			393,781.59

Net Income (Loss)			$1,097,910.36

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	231,362.34072	$32,886,482.57	142.14
Current month additions	64.97774	9,548.60
Current month redemptions	(11,846.78429)	(1,735,837.82)
Net Income (loss) for current month		1,097,910.36

Net Asset Value, end of current month	219,580.53417	$32,258,103.71	146.91

	Monthly rate of return		3.35%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete
/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$643,605.14
Unrealized trading gain/(loss)			805,219.71
Less: commissions			(35,339.20)
Less: FCM fees			(17,554.94)
Foreign currency gain/(loss)			173.94
Interest income			11,706.93

Total Income			1,407,811.58

EXPENSES

Management fees			112,263.51
Incentive fees			208,157.24
Broker service fees			106,129.43

Total Expenses			426,550.18

Net Income (Loss)			$981,261.40

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	380,264.70758	$45,362,071.48	119.29
Current month additions	102.11239	12,382.22
Current month redemptions	(2,504.44755)	(301,297.04)
Net Income (loss) for current month		981,261.40

Net Asset Value, end of current month	377,862.37242	$46,054,418.06	121.88

	Monthly rate of return		2.17%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,012,287.55
Unrealized trading gain/(loss)			138,444.91
Less: commissions			(3,112.64)
Less: FCM fees			(18,839.64)
Foreign currency gain/(loss)			133.00
Interest income			23,635.72

Total Income			1,152,548.90

EXPENSES

Management fees			84,830.29
Incentive fees			133,197.87
Broker service fees			114,387.82

Total Expenses			332,415.98

Net Income (Loss)			$820,132.92

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	363,782.25996	$49,044,733.56	134.82
Current month additions	187.35571	25,558.72
Current month redemptions	(738.23880)	(101,049.49)
Net Income (loss) for current month		820,132.92

Net Asset Value, end of current month	363,231.37687	$49,789,375.71	137.07

	Monthly rate of return		1.67%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$69,979.60
Unrealized trading gain/(loss)			(2,154.48)
Less: commissions			—
Less: FCM fees			(1,256.34)
Foreign currency gain/(loss)			—
Interest income			5,441.27

Total Income			72,010.05

EXPENSES

Management fees			3,263.15
Incentive fees			—
Broker service fees			5,100.00

Total Expenses			8,363.15

Net Income (Loss)			$63,646.90

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	35,435.22150	$3,383,730.30	95.49
Current month additions	0.99626	92.68
Current month redemptions	(772.07124)	(72,232.01)
Net Income (loss) for current month		63,646.90

Net Asset Value, end of current month	34,664.14652	$3,375,237.87	97.37

	Monthly rate of return		1.97%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$42,095.97
Unrealized trading gain/(loss)			(25,602.54)
Less: commissions			(239.63)
Less: FCM fees			(370.91)
Foreign currency gain/(loss)			126.02
Interest income			1,396.53

Total Income			17,405.44

EXPENSES

Management fees			1,557.92
Incentive fees			—
Broker service fees			1,489.38

Total Expenses			3,047.30

Net Income (Loss)			$14,358.14

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,366.77295	$972,609.70	116.25
Current month additions	—	—
Current month redemptions	(322.59997)	(38,326.07)
Net Income (loss) for current month		14,358.14

Net Asset Value, end of current month	8,044.17298	$948,641.77	117.93

	Monthly rate of return		1.45%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 1